SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2006
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico (State or other jurisdiction of incorporation)	000-27377 (Commission File Number)	66-0573197 (IRS Employer Identification No.)
19 West McKinley Street, Mayaguez, Puerto Rico 00680
(Address of principal executive offices)            (Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 5.02(c).    Appointment of Principal Officer
      On January 31, 2006, Alfredo Archilla was appointed Chief Operating Officer of W Holding Company, Inc. (the “Company”) and its subsidiaries, effective February 15, 2006. Prior to this appointment, Mr. Archilla was Vice President of Administration and Human Resources of the Company since June 1, 2001. Previously, Mr. Archilla served as President and General Manager of Star Kist Caribe, Inc. from August 1987 to May 2001. Prior thereto, he served as a Project Engineer at Union Carbide Graphito from 1981 to 1987. Mr. Archilla is 48 years old. Mr. Archilla’s salary was not increased as a result of the appointment.
      Mr. Archilla does not have an employment agreement with the Company; however, he has a severance payment agreement, which was previously filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 29, 2002.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
By:	/s/ Ricardo Hernandez
Ricardo Hernandez
Chief Financial Officer

Date: February 6, 2006